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                                                                    EXHIBIT 16.1

                  [LETTERHEAD OF DARNALL, SIKES & FREDERICK]

May 18, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Conrad Industries, Inc. (the "Company")

Ladies and Gentlemen:

We have read and agree with the statement made by the Company in its Amendment No. 1 to Registration Statement No. 333-49773 on Form S-1, dated May 18, 1998, in response to Item 304 of Regulation S-K.

Sincerely yours,


/s/ Darnall, Sikes & Frederick
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DARNALL, SIKES & FREDERICK